EXHIBIT 21


                              SPARTECH CORPORATION
                           SUBSIDIARIES OF REGISTRANT



Legal Entity                       DBA                         Incorporation

Atlas Alchem Plastics, Inc.        Spartech Plastics           DE
                                   Spartech Compounding
                                   Spartech Color

The Resin Exchange, Inc.           Spartech Compounding        MO
                                   Spartech Polycom

Franklin-Burlington Plastics, Inc. Spartech Compounding        DE
                                   Spartech Vy-Cal Plastics
                                   Spartech Polycom

Alchem Plastics, Inc.              Spartech Plastics           DE

Alchem Plastics Corporation        Spartech Plastics           GA

Anjac-Doran Plastics, Inc.         Spartech Profiles           DE

Spartech Polycom, Inc.             Spartech Polycom            DE

P.H. Chemicals, Inc.               Spartech Polycom            DE

Spartech Polycom, S.A.             Spartech Polycom            DE

Spartech Plastics, Inc.            Spartech Plastics           DE
                                   Portage Industries
                                   Preferred Plastics
                                   Spartech Profiles

Spartech Industries, Inc.          Hamelin Industries          DE

Spartech Canada, Inc.              GM Plastics                 New  Brunswick,
                                                               Canada
                                   Genpak
                                   Spartech Enterprises
                                   Korlin
                                   Spartech Color